Exhibit 99.1

Soaring Eagle Acquisition Corp., Led by Eagle Equity Partners’ Harry Sloan, Jeff Sagansky and Eli Baker Announces Separate Trading of its Class A Ordinary Shares and Warrants, Commencing on or about April 19, 2021

NEW YORK, NY April 15, 2021 — Soaring Eagle Acquisition Corp. (the “Company”), the seventh public acquisition vehicle led by Eagle Equity Partners’ Harry Sloan, Jeff Sagansky and Eli Baker today announced that holders of the units sold in the Company’s initial public offering of 172,500,000 units completed on February 26, 2021 (the “offering”) may elect to separately trade the Class A ordinary shares and warrants included in the units commencing on or about April 19, 2021. Any units not separated will continue to trade on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “SRNGU”, and each of the Class A ordinary shares and warrants will separately trade on the Nasdaq under the symbols “SRNG” and “SRNGW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants..

Soaring Eagle Acquisition Corp. is a blank check company whose business purpose is to effect a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While the Company may pursue an initial business combination opportunity in any industry or sector, it intends to capitalize on the ability of its management team to identify, acquire and operate a business or businesses that can benefit from its management team’s established global relationships and operating experience. The Company’s management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors, including media and entertainment.

The Company’s sponsor is Eagle Equity Partners III, LLC, of which Harry Sloan, Jeff Sagansky and Eli Baker are Managing Members. Harry E. Sloan, who co-led six prior public acquisition vehicles with Mr. Sagansky, is the Chief Executive Officer and Chairman of the Company. Joining Mr. Sloan in the management of the company is President, Chief Financial Officer and Secretary, Eli Baker, who served as President, Chief Financial Officer and Secretary of three of Mr. Sagansky’s prior public acquisition vehicles, Vice President, General Counsel and Secretary of another of Mr. Sagansky’s prior public acquisition vehicles and as a director of another of Mr. Sagansky’s prior public acquisition vehicles.

Goldman Sachs & Co. LLC acted as the representative of the underwriters for the offering.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attn: Prospectus Department, by telephone at 866-471-2526 or by emailing prospectus-ny@ny.email.gs.com.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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MEDIA CONTACT:

Jeff Pryor/Priority PR

t. (818) 661-6368

e. jeff@prioritypr.net

INVESTOR CONTACT:

Ryan O’Connor

t. (424) 284-3519

e. roconnor@eagleequityptnrs.com